UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 21, 2014

LANDAUER, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9788	06-1218089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Science Road, Glenwood, Illinois	60425
(Address of Principal Executive Offices)	(Zip Code)

(708) 755-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Stockholders (the “Annual Meeting”) of Landauer, Inc. (the “Company”) was held on February 20, 2014.  The Company’s stockholders voted on the following three proposals at the Annual Meeting.

Proposal One:

The stockholders voted to re-elect Robert J. Cronin, William G. Dempsey and William E. Saxelby as directors, each to serve for a term of three years expiring at the 2017 Annual Meeting.  The votes for each were as follows:

Director	For	Withheld
Robert J. Cronin	7,385,829	156,671
William G. Dempsey	7,299,240	243,260
William E. Saxelby	7,427,991	114,509

Directors who continued in office for the current year were Michael T. Leatherman,  David E. Meador, Stephen C. Mitchell and Thomas M. White.

Proposal Two:

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014.  The votes were cast as follows:

For	Against	Abstain
8,500,368	128,860	4,154

Proposal Three:

The Company’s stockholders approved, on a non-binding advisory basis, the overall compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders.  The votes were cast as follows:

,535,
For	Against	Abstain
5,535,466	1,886,178	120,856

Item 8.01OTHER EVENTS

At its meeting on February 21, 2014, the Company’s Board of Directors consented to a vote to declare, on February 21, 2014, a regular quarterly cash dividend of $0.55 per share for the second quarter of fiscal 2014.  The dividend will be paid on April 3, 2014, to shareholders of record on March 12, 2014.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01FINANCIAL STATEMENTS AND EXHIBITS

     (d) Exhibits.

6
EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated February 21, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAUER, INC.

February 24, 2014	By:	/s/ Michael K. Burke
Michael K. Burke
Senior Vice President and Chief Financial Officer (Principal Financial Officer)